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                                                                   Exhibit 10.33

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of the April 9, 1999, is made by and between Streamline, Inc., a Delaware corporation (the "Employer"), and Timothy A. DeMello (the "Employee").

         Section 1.      FREEDOM TO CONTRACT.

         The Employee represents that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement. The Employee will not, and the Employer will not require the Employee to, disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

         Section 2.      EMPLOYMENT.

         The Employer hereby employs the Employee, and the Employee hereby accepts his employment by the Employer, upon the terms and conditions set forth herein.

         Section 3.      EFFECTIVE DATE AND TERM.

         This Agreement shall take effect as of April 1, 1999 (the "Effective Date"), and shall continue in full force and effect until terminated in accordance with Section 6 herein.

         Section 4.      TITLE AND DUTIES; EXTENT OF SERVICES.

         The Employee shall promote the business and affairs of the Employer as President and Chief Executive Officer of the Employer, with responsibility for performing such duties consistent with such position as the Board of Directors of the Employer or the Compensation Committee thereof (each of the foregoing being referred to herein as the "Board") may from time to time designate. Except as otherwise provided in this Agreement and except for vacations and absences due to temporary illness, the Employee shall devote his full time and efforts to the business and affairs of the Employer, provided that, with the Employer's prior written consent the Employee may engage in such other business activities outside the scope of his employment hereunder as in the reasonable judgment of the Employer will not materially adversely affect the Employee's ability to perform his obligations under this Agreement.


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         Section 5.      COMPENSATION AND FRINGE BENEFITS.

         Section 5.1. Base Salary. In consideration of the services rendered by the Employee under this Agreement, the Employer shall pay the Employee an initial base salary (the "Base Salary") at an annual rate of Two Hundred Thousand Dollars ($200,000), payable in arrears bi-weekly (or on such other payment schedule as the Employer shall have reasonably implemented with respect to the payment of its other salaried employees), such Base Salary being subject to increase at the discretion of the Board.

         Section 5.2. Bonus. The Employer may pay the Employee such bonus, if any, with respect to any fiscal year as the Board may determine from time to time, provided that such bonus not exceed 50% of the Employee's Base Salary for such year.

         Section 5.3. Fringe Benefits. The Employee shall be entitled to such life insurance, health insurance and other employee fringe benefits as may be offered or generally made available by the Employer to its executive officers.

         Section 5.4. Stock Options. Effective as of the closing of the Employer's initial public offering of Common Stock (the "IPO"), the Employee shall be granted stock options, pursuant to the Employer's 1993 Employee Stock Option Plan, as amended, to purchase 500,000 shares of common stock of Employer ("Common Stock") at an exercise price per share equal to the price per share at which the Employer first sells shares of Common Stock to the underwriters in connection with the IPO, prior to underwriting discounts and commissions. Such stock options shall vest at the rate of 20% per year on each of the first five anniversaries of the Effective Date. Promptly following execution of this Agreement, the parties shall execute a stock option agreement reflecting the provisions of this Section 5.4, which stock option agreement shall be substantially in the form generally used by the Employer in connection with the granting of nonqualified stock options.

         Section 6.      TERMINATION; CHANGE OF CONTROL.

         Section 6.1. Termination of Employment. The Employee's employment hereunder shall terminate upon the Employee's death or Permanent Disability. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability to perform his duties hereunder for a continuous period of six (6) months by reason of his physical or mental illness or incapacity. In the event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Employer and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations


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and furnish such information as such physician may reasonably request. The
Employee's employment hereunder may also be terminated:

                  (a) By the Employee at any time upon at least thirty (30) days prior written notice to the Employer; or

                  (b) By the Employer at any time upon at least thirty (30) days prior written notice to the Employee; or

                  (c) By the Employee at any time for good reason, including but not limited to:

                           (i) failure of the Employer to continue to employ the
                  Employee as President and Chief Executive Officer of the Employer; or

                           (ii) material diminution of the Employee's
                  responsibilities, duties or authorities as President and Chief Executive Officer of the Employer, or assignment to the Employee of any responsibilities or duties inconsistent with such positions; or

                           (iii) failure of the Employer to pay and provide to
                  the Employee the compensation provided for herein; or

                           (iv) requiring the Employee to be permanently based
                  anywhere other than the principal executive offices of the Employer (excluding business-related travel to an extent reasonably consistent with past practice); or

                  (d) By the Employer at any time for cause, including but not limited to:

                           (i) the Employee's gross negligence or willful
                  misconduct with respect to the business and affairs of the Employer; or

                           (ii) the Employee's material breach of this
                  Agreement; or

                           (iii) the commission by the Employee of an act
                  involving moral turpitude or fraud; or

                           (iv) the Employee's conviction of any felony.

The provisions of Sections 6.2, 6.3, 7, 8, 9 and 10 shall survive any termination of the Employee's employment hereunder and shall continue in effect until such time as all obligations of the parties described therein have been satisfied.


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         Section 6.2.  Compensation Following  Termination; Severance Pay.

                  (a) If the Employee terminates his employment pursuant to
         Section 6.1(a) hereof, or if such employment is terminated by the death or Permanent Disability of the Employee, the Employee shall not be entitled to compensation, severance pay or fringe benefits beyond the date upon which he ceases to be employed hereunder (the "Employment Termination Date") except as may be otherwise provided in any then existing insurance or health benefit programs of the Employer.

                  (b) If the Employer terminates the employment of the Employee pursuant to Section 6.1(b) hereof or if the Employee terminates his employment pursuant to Section 6.1(c) hereof, the Employer shall be entitled for a period of two years (the "Severance Period") to continue to receive payment of his Base Salary (as in effect on the Employment Termination Date) at the same rate and on the same schedule as if the Employee were still employed by the Employer during such period. During the Severance Period, the Employer shall also continue to provide the Employee with such health benefits as were provided to the Employee immediately prior to the Employment Termination Date (or substantially comparable benefits if a continuation of benefits is not permitted under then existing insurance or health benefit programs of the Employer), such benefits to be provided to the same extent and under the same terms and conditions as if the Employee were still employed by the Employer during such period. Except as specifically provided in this Section 6.2(b), the Employee shall not be entitled to any fringe benefits following the Employment Termination Date.

                  (c) If the Employer terminates the employment of the Employee for cause pursuant to Section 6.1(d) hereof, the Employee shall not be entitled to compensation, performance bonus or fringe benefits hereunder beyond the Employment Termination Date.

         Section 6.3.  Acceleration of Stock Options and Restricted Stock.

                  (a) Immediately prior to the occurrence of an Acquisition or Change in Control (each as defined below) or upon the termination of the Employee's employment pursuant to Section 6.1(b) or 6.1(c) hereof, each option to acquire shares of capital stock of the Employer and each share of restricted capital stock of the Employer then held by the Employee, if any, shall automatically and without further action become fully vested, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms.


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                  (b) For purposes of Section 6.3(a), the term "Acquisition"
         shall mean:

                           (i) a merger, consolidation or similar transaction in
                  which securities possessing more than 50% of the total combined voting power of the Employer's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer, or other disposition of all
                  or substantially all of the Employer's assets to one or more persons (other than any wholly owned subsidiary of the Employer) in a single transaction or series of related transactions.

                  (c) For purposes of Section 6.3(a), the term "Change in Control" shall mean a change in ownership or control of the Employer effected through either of the following transactions:

                           (i) any person or related group of persons (other
                  than the Employer or a person that directly or indirectly controls, is controlled by, or is under common control with the Employer) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Employer's stockholders,

                           (ii) over a period of 36 consecutive months or less,
                  there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board, or

         Section 7.  PROVISIONS OF GENERAL APPLICATION.

         Section 7.1. Disputes. In the event of any dispute touching or concerning this Agreement, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and the parties agree to comply with all requirements necessary to give such court


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jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY
RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         Section 7.2. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the internal substantive laws of the Commonwealth of Massachusetts (excluding choice of law or conflict of law provisions).

         Section 7.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same document. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         Section 7.4. Other Agreements. This Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior or concurrent oral or written agreements relating thereto except for the Invention and Non-Disclosure Agreement and the Non-Competition and Non-Disclosure Agreement between the Employer and the Employee.

         Section 7.5. Amendment. This Agreement may be amended only by a written document executed in one or more counterparts by each of the parties hereto.

         Section 7.6. Waiver. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         Section 7.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be assigned by the Employer to any Affiliate (as hereinafter defined) or to a successor to the portion of its business to which this Agreement relates (whether by purchase or otherwise). For purposes of this Agreement, "Affiliate" shall mean any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities or holding of office


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in another, by contract or otherwise. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

         Section 7.8. Headings. The headings of sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.

         Section 7.9. Severability. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.


         IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the Effective Date.

                                       STREAMLINE, INC.


                                       By:   /s/ Mark Cohn
                                          --------------------------------
                                             Mark Cohn, Chairman of
                                             the Compensation Committee


                                       EMPLOYEE


                                             /s/ Timothy A. Demello
                                          --------------------------------
                                             Timothy A. DeMello